                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of U.S. Office Products Company of our reports as of the dates and related financial statements of the companies listed below which appear in the Current Reports on Form 8-K dated July 16, 1996 and September 23, 1996 of U.S. Office Products Company.

         Company                            Date
         -------                            ----

U.S. Office Products Company                May 31, 1996, except as
                                              to the third paragraph of
                                              Note 3, which is as of  July
                                              27, 1996 and Note 15 which
                                              is as of July 10, 1996

Raleigh Office Supply Company, Inc.         March 8, 1996
Emmons-Napp Office Products, Inc.-
 Commercial Division                        May  15 , 1996
The Office Furniture Store, Inc.            August 16, 1996
David's Office Supply                       July 10, 1996
Carolina Office and Equipment Company       July 10, 1996
Mark's Office Furniture                     June 25, 1996
McWhorter Stationery Company, Inc.          July 12, 1996
WBT Holdings, Inc. dba Office
 Furniture Distributors                     July 1, 1996
Mile High Office Supply Company, Inc.       July 27, 1996



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Minneapolis, Minnesota
September 26, 1996